Exhibit 10.30

FIRST AMENDMENT

TO

PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (herein called this “Amendment”) is made and entered into to be effective as of the 14th day of October, 2021, by and between Advance Self Storage, LLC, a Florida limited liability company (“Seller”), and SST II Acquisitions, LLC, a Delaware limited liability company (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller and Purchaser heretofore entered into that certain Purchase and Sale Agreement dated effective as of September 29, 2021 (herein, the “Contract”), respecting certain property located at 6424 14th Street W., Bradenton, Florida 34207; and

WHEREAS, Seller and Purchaser desire to modify the Contract in certain respects, all as more particularly set forth below.

NOW, THEREFORE, for and in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.    Due Diligence Receipt Date. Seller and Purchaser hereby agree that the “Due Diligence Receipt Date”, as referenced in Section 4.1 of the Contract, shall be October 8, 2021. Furthermore, based upon the foregoing establishment of the Due Diligence Receipt Date, the parties further agree that (i) the Approval Period shall expire at 5:00 p.m. Central Time on November 17, 2021, and (ii) in the event that Purchaser delivers the Closing Notice, the Additional Deposit shall be due not later than November 22, 2021.

2.    Miscellaneous.

(a) Seller and Purchaser hereby ratify the Contract in accordance with its terms, as modified hereby.

(b) To the extent not otherwise defined herein, all capitalized terms used in this Amendment shall have the meanings ascribed to them in the Contract.

(c) This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns.

(d) This Amendment may be executed in a number of identical counterparts. If so executed, each of such counterparts shall be deemed an original for all purposes, and such counterparts shall, collectively, constitute one agreement.

(e) For purposes of this Amendment, signatures delivered by facsimile or electronic mail shall be as binding as originals upon the parties so signing and delivering.

(f) In the event of a conflict between the terms of this Amendment and the terms of the Contract, the terms of this Amendment shall control.

(g) The captions and headings used in this Amendment are for convenience only and do not in any way restrict, modify or amplify the terms of this Amendment or the Contract.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

SELLER:

Advance Self Storage, LLC, a Florida limited liability company

By:	/s/ James W. O’Neill

Name: James W. O’Neill
Title:	Director

By:	/s/ Robert P. Ufer

Name:	Robert P. Ufer
Title:	Director

By:	/s/ Preka Ljuljdjuraj

Name:	Preka Ljuljdjuraj
Title:	Director

PURCHASER:

SST II Acquisitions, LLC, a Delaware limited liability company

By:	/s/ H. Michael Schwartz

Name:	H. Michael Schwartz
Title:	Chief Executive Officer

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